EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (1) the Registration Statement on Form S-8, File No. 333-43837 and (2) the Registration Statement on Form S-8, File No. 333-43839 of our report dated February 13, 1998 on the consolidated financial statements of Siebert Financial Corp. and subsidiary included in its Annual Report on Form 10-KSB for the year ended December 31, 1997.



Richard A. Eisner & Company, LLP

New York, New York
March 30, 1998